Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-252625) and Form S-8 (Registration No. 333-236457) of Annovis Bio, Inc. of our report dated March 3, 2021, relating to the financial statements, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 3, 2021